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                         FIFTH AMENDMENT TO OFFICE LEASE

        This Fifth Amendment to Office Lease ("Amendment") is made and entered into as of the 5th day of March, 1998 by and between FIRST & UTAH STREET ASSOCIATES, L.P., a Washington limited partnership ("Landlord"), and STARBUCKS CORPORATION dba Starbucks Coffee Company, a Washington corporation ("Tenant").

                                    RECITALS:

        A. Landlord and Tenant entered into an Office Lease dated July 1, 1993 for certain premises (the "Premises") containing approximately 60,000 square feet of office space located on the 8th floor of that certain building (the "Building") commonly known as "Starbucks Center" (formerly "SODO Center"), located at 2401 Utah Avenue South in the City of Seattle, King County, Washington. The Office Lease was amended by that Amendment to Lease dated September 10, 1993, that Second Amendment to Office Lease dated January 1, 1995 (the "Second Amendment"), that Third Amendment to Office Lease dated September 30, 1995 (the "Third Amendment"), and that Fourth Amendment to Office Lease dated October 31, 1997 (the "Fourth Amendment") (the Office Lease, the Amendment to Lease, the Second Amendment, the Third Amendment, and the Fourth Amendment being collectively referred to herein as the "Lease"). The Building and the Premises are more particularly described in the Lease.

        B. The Lease includes provisions for the expansion of the Premises by Tenant into the entire 6th Floor of the Building. Landlord and Tenant have agreed to amend the Lease regarding such expansion rights, but only as it affects the space described below as the "New 6th Floor Expansion Space", all on the terms and conditions set forth herein.

                                   AGREEMENT:

        For and in consideration of the mutual covenants and agreements set forth in this Amendment, Landlord and Tenant hereby agree to amend the Lease as follows:

        1. Definitions. Except as otherwise defined in this Amendment, all capitalized terms shall have the same meanings assigned to them in the Lease. Unless otherwise specified, the "Lease" shall mean the Lease, as modified by this Amendment.

        2. 6th Floor Expansion. Landlord and Tenant agree that the Premises shall be expanded to include that certain space in the Building located on the 6th Floor and shown and designated on Exhibit A attached hereto and incorporated herein by this reference, containing approximately 40,000 square feet (the "New 6th Floor Expansion Space").

        3. Delivery of Possession and Build Out. Landlord shall deliver possession of the New 6th Floor Expansion Space to Tenant on April 1, 1998 (the "Possession Date"). As soon as reasonably possible following the Possession Date, Tenant shall commence construction of the


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Tenant Improvements for the initial portion of the New 6th Floor Expansion Space which Tenant intends to build out for office space (the "Initial Build Out"). Except for the payment of Rent during the periods described in Paragraph 4 below, all of the terms and conditions of the Lease, including but not limited to provisions for the payment of allowances for Tenant Improvements and related architectural and engineering costs, shall be applicable to the New 6th Floor Expansion Space.

        4. Rent

               (a) Initial Construction Period. Commencing on the Possession Date and continuing until the date which is two (2) days following completion of the Initial Build Out, Tenant shall pay to Landlord Base Floor Rent for the entire New 6th Floor Expansion Space at the rate of $9,900 per month, fully serviced.

               (b) Completion of Initial Build Out. Base Floor Rent for any Finished New 6th Floor Expansion Space shall be due and payable at the rate for office space on the 6th Floor under the Lease; provided, however, that Tenant shall retain the right to designate up to fifty percent (50%) of any Finished New 6th Floor Expansion Space as Space Pockets for up to nine (9) months, as set forth in the Lease. New 6th Floor Expansion Space shall be deemed to be "Finished" two (2) days following the earlier of (i) completion of the Tenant Improvements for such space, or (ii) the occupancy of such space by Tenant.

               (c) New 6th Floor Expansion Space which is not Finished. Commencing on January I, 1999 and continuing until the remainder of the New 6th Floor Expansion Space is Finished, Tenant shall pay to Landlord Base Floor Rent with respect to any portion of the New 6th Floor Expansion Space which is not Finished at the rate of $.45 per square foot per month, fully serviced.

        5. Moving Expenses. Tenant agrees to pay the costs incurred by Landlord in relocating tenants from the New 6th Floor Expansion Space, provided that (a) such tenants are being relocated at Tenant's request in order to deliver the subject space to Tenant prior to April 1, 1998; (b) such tenants are required to be relocated prior to the expiration of their lease; and (c) such tenants do not occupy their premises under periodic tenancies from month to month. If any tenant which is relocated pursuant to this Amendment subsequently enters into a new lease or a lease renewal or extension agreement with respect to its new space, Landlord shall reimburse Tenant for all moving costs paid by Tenant for the relocation of that tenant. Likewise, in the event any fencing paid for by Tenant pursuant to this Paragraph 5 in connection with relocating tenants is reused by Landlord for any other purpose, Landlord shall reimburse Tenant for fifty percent (50%) of THE original cost of such reused fencing.

        6. Continuing Effect. Except as amended by this Amendment, the Lease shall remain in full force and effect. To the extent of any conflict between this Amendment and the Lease, the terms of this Amendment shall control.


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        IN WITNESS WHEREOF, Landlords and Tenant have executed this Amendment the day and year first above written.

                                       LANDLORD:

                                       FIRST AND UTAH STREET ASSOCIATES, L.P.
                                       a Washington limited partnership

                                       By: SODO CENTER INC., its General Partner

                                       By  /s/ KEVIN DANIELS
                                         ---------------------------------------
                                          Kevin Daniels, Vice President


                                       TENANT:

                                       STARBUCKS CORPORATION, a Washington
                                       corporation

                                       By  /s/ HOWARD L. WOLLNER
                                         ---------------------------------------
                                       Its Vice President Administration
                                          --------------------------------------


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STATE OF WASHINGTON )
                    )ss.
COUNTY OF KING      )

        I certify that I know or have satisfactory evidence that Kevin Daniels, to me known to be the Vice-President of SODO CENTER. INC., which is the General Partner of FIRST AND UTAH STREET ASSOCIATES, L.P., a Washington limited partnership, signed this instrument and acknowledged said instrument to be the free and voluntary act and deed of said corporation on behalf of said partnership, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

        WITNESS my hand and official seal hereto affixed on March 5, 1998.

[SEAL]

                                                   /s/ LINDA PIERATT
                                       -----------------------------------------
                                       (Print name) Linda Pieratt
                                                   -----------------------------
                                       Notary Public in and for the
                                       State of Washington
                                       My appointment expires 8-19-00


STATE OF WASHINGTON )
                    )ss.
COUNTY OF KING      )

        I certify that I know or have satisfactory evidence that HOWARD WOLLNER signed this instrument, on oath stated that he/she was authorized to execute the instrument as the V.P, administration of STARBUCKS CORPORATION and acknowledged it to be the free and voluntary act and deed of said corporation, for the uses and purposes mentioned in the instrument.

        WITNESS my hand and official seal hereto affixed on March 6,1998.

[SEAL]

                                                /s/ JULIENE WACHHALS
                                       -----------------------------------------
                                       (Print Name) Juliene Wachhals
                                                   -----------------------------
                                       Notary Public in and for the
                                       State of Washington
                                       My appointment expires 5-5-98


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                                    EXHIBIT A

                         NEW 6TH FLOOR EXPANSION SPACE

                           [GRAPHICS OF FLOOR LAYOUT]


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